Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)

Upland Software, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock $0.0001 par value per share, reserved for issuance under the 2024 Omnibus Incentive Plan	457(c), 457(h)	6,811,775	$2.65	$18,051,203.75	$0.0001476	$2,664.36
Total Offering Amounts			6,811,775	$2.65	$18,051,203.75		$2,664.36
Total Fee Offsets							N/A
TOTAL:							$2,664.36

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that become issuable under the Upland Software, Inc. 2024 Omnibus Incentive Plan (“2024 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)     Represents 6,811,775 shares of the Registrant’s Common Stock, consisting of (i) 3,200,000 shares of Common Stock newly reserved for issuance under the 2024 Plan, (ii) 98,554 shares of Common Stock which remain available for future grants under the Upland Software, Inc. 2014 Equity Incentive Plan (as amended, the “Prior Plan”) as of June 5, 2024, (iii) 3,390,691 shares of Common Stock that may become available for future issuance under the 2014 Plan in the event of the forfeiture, cancellation, or expiration of outstanding awards on or after June 5, 2024 under the Prior Plan and (iv) 122,530 outstanding shares of Common Stock subject to stock options that were previously granted under the Amended and Restated Upland Software, Inc. 2010 Stock Option Plan and the Prior Plan.
(3)    Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee on the basis of $2.65, which represents the average of the high and low price per share of the Registrant’s Common Stock on June 4, 2024, as reported on the NASDAQ Global Market.